Exhibit 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is entered into as of May 5, 2014, by and among WELLS FARGO CAPITAL FINANCE, LLC (formerly known as Wells Fargo Foothill, LLC), a Delaware limited liability company, as the arranger and administrative agent ("Agent") for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto and REALPAGE, INC., a Delaware corporation (the "Borrower").

WHEREAS, Borrower, Agent, and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement");

WHEREAS, Borrower, Agent and the Lenders desire to amend the Credit Agreement in certain respects as set forth herein and Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.        Defined Terms.  Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2.        Amendment to Credit Agreement.  In reliance upon the representations and warranties of Borrower set forth in Section 6 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 below, the Credit Agreement is hereby amended as follows:

(a)       Section 6.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.9.      Restricted Junior Payments.

  Make any Restricted Junior Payment; provided, however, that so long as it is permitted by law, and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, (i) Borrower's Subsidiaries may make distributions to any Loan Party, (ii) Borrower may make distributions to former employees, officers, consultants or directors (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Stock of Borrower held by such Persons, provided, however, that the aggregate amount of such redemptions made by Borrower during the term of this Agreement does not exceed $750,000 in the aggregate, (iii) Borrower may make distributions to its shareholders in accordance with Borrower's Governing Documents in lieu of issuing any fractional shares in the event of the conversion of the preferred stock of Borrower held by such Persons into common stock of Borrower, provided, however, that the aggregate amount of such distributions made by Borrower during any fiscal year of Borrower does not exceed $25,000 in the aggregate, and (iv) from time to time during the period commencing on the Fourth Amendment Effective Date and ending May 5, 2016, Borrower may repurchase Stock issued by Borrower, provided, however, that (x) both immediately before and immediately after giving effect to each such stock repurchase, Excess Availability plus Qualified Cash of Borrower shall be at least $20,000,000, and (y) the aggregate amount of all such stock repurchases does not exceed $75,000,000.

(b)      Section 7(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

  (a)       Minimum Interest Expense Coverage Ratio.  Have an Interest Expense Coverage Ratio, measured on a fiscal quarter-end basis, of not less than 1.75:1.00 for the 12 month period ending on the last day of each fiscal quarter of Borrower and its Subsidiaries beginning with the fiscal quarter ending June 30, 2014.

(c)       Section 7(c) of the Credit Agreement is hereby amended (and solely with respect to the amendment of the amount for Fiscal Year 2013, such amendment is effective as of December 31, 2013) by amending and restating the table therein to read as follows:

Fiscal Year 2013	Fiscal Year 2014	Fiscal Year 2015 and each Fiscal Year thereafter
$26,000,000	$30,000,000	$33,000,000

(d)       Schedule 1.1 to the Credit Agreement is hereby amended by amending the last sentence of the defined term "EBITDA" to delete the reference to "Fixed Charge Coverage Ratio" therein and replace it in its entirety with "Interest Expense Coverage Ratio."

(e)       Schedule 1.1 to the Credit Agreement is hereby amended to add the following defined terms in the appropriate alphabetical order:

"Fourth Amendment Effective Date" means May 5, 2014.

"Interest Expense Coverage Ratio" means, for any period, the ratio of (x) EBITDA for such period to (y) Interest Expense (other than Interest Expense that is not paid or payable in cash (including pay-in-kind or capitalized interest expense)) paid or payable for such period.

(f)       Schedule 1.1 to the Credit Agreement is hereby amended to delete the following defined terms in their entirety: "Fixed Charge Coverage Ratio" and "Fixed Charges."

(g)       Schedule 4 of Exhibit C-1 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit C hereto.

3.        Continuing Effect.  Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

4.        Reaffirmation and Confirmation.  Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document.  Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

5.        Conditions to Effectiveness.  This Amendment shall become effective upon the satisfaction of the following conditions precedent:

(a)       Agent shall have received a copy of this Amendment executed and delivered by Agent, the Required Lenders and the Loan Parties (with four (4) original copies of this Amendment to follow within two (2) Business Days after the date hereof); and

(b)       After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

6.        Representations and Warranties.  In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders that:

(a)       After giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which such Loan Party is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality of dollar thresholds in the text thereof) on and as of the date of this Amendment (except to the extent any representation or warranty expressly related to an earlier date in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or dollar thresholds in the text thereof) on and as of such earlier date);

(b)       No Default or Event of Default has occurred and is continuing; and

(c)       This Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

7.        Miscellaneous.

(a)       Expenses.  Borrower agrees to pay on demand all reasonable costs and expenses of Agent and the Lenders (including reasonable attorneys' fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b)       Choice of Law and Venue; Jury Trial Waiver; Reference Provision.  Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.

(c)       Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

8.        Release.

(a)       In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, controversies, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b)       Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)       Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

REALPAGE, INC., a Delaware corporation By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: Chief Financial Officer

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent and as a Lender By: /s/ Daniel Morihiro Name: Daniel Morihiro Title: Director

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., a national banking association, as a Lender By: /s/ Jennifer Yan Name: Jennifer Yan Title: Senior Vice President

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., a national banking association, as a Lender By: /s/ Scott R. Maggard Name: Scott R. Maggard Title: Underwriter III

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

Comerica Bank, A Texas Banking Association, as a Lender By: /s/ Charles Fell Name: Charles Fell Title: Vice President

Signature Page to Fourth Amendment to Amended and Restated Credit Agreement

CONSENT AND REAFFIRMATION

Each Guarantor hereby (i) acknowledges receipt of a copy of the foregoing Fourth Amendment to Amended and Restated Credit Agreement (the "Amendment"; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amendment), (ii) consents to Borrower's execution and delivery of the Consent; (iii) agrees to be bound by the Amendment (including Section 8 thereof); (iv) affirms that nothing contained in the Amendment shall modify in any respect whatsoever any Loan Document to which it is a party except as expressly set forth therein; and (v) ratifies, affirms, acknowledges and agrees that each of the Loan Documents to which such Guarantor is a party represents the valid, enforceable and collectible obligations of such Guarantor, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other such Loan Document.  Each Guarantor hereby agrees that the Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by such Guarantor in all respects.  Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither Agent nor any Lender has any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor's acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

[Signature Page Follows]

MULTIFAMILY INTERNET VENTURES, LLC, a California limited liability company By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: VP, CFO and Treasurer

STARFIRE MEDIA, INC., a Delaware corporation By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: VP, CFO and Treasurer

REALPAGE INDIA HOLDINGS, INC., a Delaware corporation By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: VP, CFO and Treasurer

A.L. WIZARD, INC., a Delaware corporation By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: VP, CFO and Treasurer

PROPERTYWARE LLC a California limited liability company By: RealPage, Inc., as Sole Member By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: Chief Financial Officer

Consent and Reaffirmation to Fourth Amendment to Amended and Restated Credit Agreement

43642 YUKON INC., a Yukon company By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: VP, CFO and Treasurer

eREAL ESTATE INTEGRATION, INC., a California corporation By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: VP, CFO and Treasurer

RP NEWCO LLC, a Delaware limited liability company By: RealPage, Inc., as Sole Member By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: Chief Financial Officer

RP NEWCO II LLC, a Delaware limited liability company By: RealPage, Inc., as Sole Member By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: Chief Financial Officer

RENT MINE ONLINE INC., a Delaware corporation By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: VP, CFO and Treasurer

Consent and Reaffirmation to Fourth Amendment to Amended and Restated Credit Agreement

REALPAGE PHILIPPINES HOLDINGS LLC, a Delaware limited liability company By: RealPage, Inc., as Sole Member By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: Chief Financial Officer

REALPAGE FORMS LLC, a Delaware limited liability company By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: VP, CFO and Treasurer

SENIOR-LIVING.COM, INC., a Delaware corporation By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: VP, CFO and Treasurer

MULTIFAMILY TECHNOLOGY SOLUTIONS, INC., a Delaware corporation By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: VP, CFO and Treasurer

MTS NEW JERSEY, INC., a Delaware corporation By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: VP, CFO and Treasurer

Consent and Reaffirmation to Fourth Amendment to Amended and Restated Credit Agreement

MTS CONNECTICUT, INC., a Delaware corporation By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: VP, CFO and Treasurer

MTS MINNESOTA, INC., a Delaware corporation By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: VP, CFO and Treasurer

LEASESTAR LLC, a Delaware limited liability company By: RealPage, Inc., as Sole Member By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: Chief Financial Officer

RP NEWCO V LLC, a Delaware limited liability company By: RealPage, Inc., as Sole Member By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: Chief Financial Officer

VELOCITY UTILITY SOLUTIONS LLC, a Texas limited liability company By: RealPage, Inc., as Sole Member By: /s/ Timothy J. Barker Name: Timothy J. Barker Title: Chief Financial Officer

Consent and Reaffirmation to Fourth Amendment to Amended and Restated Credit Agreement

EXHIBIT C-1

SCHEDULE 4

Financial Covenants

1.        Interest Expense Coverage Ratio.

Borrower's and its Subsidiaries' Interest Expense Coverage Ratio, measured on a quarter-end basis, for the quarter period ending _________, ________ is ___:1.0, which [is/is not] greater than or equal to the amount set forth in Section 7(a) of the Credit Agreement for the corresponding period.

2.        Senior Leverage Ratio.

Borrower's and its Subsidiaries' Senior Leverage Ratio, measured on a quarter-end basis, for the quarter period ending __________, ________ is ____: 1.0, which [is/is not] less than or equal to the amount set forth in Section 7(b) of the Credit Agreement for the corresponding period.

3.        Capital Expenditures.

Borrower's and its Subsidiaries Capital Expenditures from the beginning of Borrower's most recent fiscal year to the date hereof is ____________, which [is/is not] less than or equal to the amount set forth in Section 7(c) of the Credit Agreement for the corresponding period (including carry forward of $________ from prior fiscal year).

Schedule 4 to Exhibit C-1 - Form of Compliance Certificate